UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2007 (April 5, 2007)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
The information under Item 7.01 below is incorporated by reference hereunder.
ITEM 7.01. REGULATION FD DISCLOSURE.
On April 5, 2007, Gaylord Entertainment Company (the “Company”) will hold its 2007 Analyst and Investor Conference in Washington, D.C. At this conference, representatives of the Company will make presentations regarding several strategic growth initiatives of the Company, and will provide certain financial guidance through 2010. There will also be financial information presented at the conference regarding past historical periods.
A live web cast of the conference and presentation materials are available on the Company’s investor relations website at http://ir.gaylordentertainment.com. After the conference, the web cast will be archived and available on the Company’s investor relations website.
A press release dated April 5, 2007 issued by the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.
The materials presented at the Analyst and Investor Conference (which are available at the Company’s investor relations website) and the information provided in the press release include certain non-GAAP financial measures and the related reconciliations of the non-GAAP financial measures to the most directly related comparable GAAP measures.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
     99.1 Press Release dated April 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: April 5, 2007	By:	/s/ Scott J. Lynn
		Name:	Scott J. Lynn
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated April 5, 2007.